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                                                               EXHIBIT 3.11





                              ARTICLES OF INCORPORATION

                                          OF

                              COGNITIVE SOLUTIONS, INC.


                                           I

The name of this corporation is COGNITIVE SOLUTIONS, INC.

                                          II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business of the practice of a professional permitted to be incorporated by the California Corporations Code.

                                         III

The name and address in the State of California of this Corporation's initial agent for service of process is:

JOHN FRANCIS BERGQUIST, 7850 CARMELITE, ATASCADERO, CA  93422

                                          IV

This corporation is authorized to issue only one class of shares of stock; and the total number of shares which the corporation is authorized to issue is 100,000 shares of common stock.


Dated: 10/13/86                              /S/ Timothy J. Beresky
       ------------------------------        ----------------------------------
                                             Timothy J. Beresky


I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which is my act and deed.

                                             /S/ Timothy J. Beresky
                                             ----------------------------------
                                             Timothy J. Beresky